Exhibit 99.1

Rubicon Project Reports Record Fourth Quarter and Full Year 2014 Results

•	Fourth quarter revenue of $41.8 million, an increase of 49% year-over-year

•	Fourth quarter Adjusted EBITDA[1] of $13.3 million, an increase of 103% year-over-year, and a 32% Adjusted EBITDA margin[1]

•	Fourth quarter non-GAAP EPS[1] of $0.25, an increase of 79% year-over-year

•	Full year revenue of $125.3 million, an increase of 49% year-over-year

•	Full year Adjusted EBITDA[1] of $19.1 million, an increase of 70% year-over year, and a 15% Adjusted EBITDA margin[1]

•	Full year non-GAAP EPS[1] of $0.20, an increase of 82% year-over-year

•	Full year 2015 outlook for approximately 40% revenue growth, year-over-year

LOS ANGELES, California – February 24, 2015 – Rubicon Project, Inc. (NYSE: RUBI), a leader in the automation of advertising, today reported financial results for the quarter and year ended December 31, 2014.
“Our exceptional people, leading technology innovations, differentiated marketplace positioning, and relentless focus on execution led to an extraordinary year for Rubicon Project in 2014,” said Frank Addante, CEO, Founder, and Chief Product Architect of Rubicon Project.

“Our solid execution, innovative culture, and differentiated value proposition drove the 49% year-over-year revenue growth we attained in 2014,” Addante said. “We look forward to a strong 2015 and will continue to invest in the people and technology shaping the future of the growing $200 billion advertising market.”

Q4 and Full Year 2014 Results Summary
(in millions, except percentages and per share amounts)
	Three Months Ended			Year Ended
Financial Measures	December 31, 2014	December 31, 2013	Change	December 31, 2014	December 31, 2013	Change
Revenue	$41.8	$28.1	49%	$125.3	$83.8	49%
Adjusted EBITDA[1]	$13.3	$6.5	103%	$19.1	$11.2	70%
Non-GAAP EPS[1]	$0.25	$0.14	79%	$0.20	$0.11	82%
Q4 2014 Financial Results:

•	Revenue was $41.8 million for the fourth quarter of 2014, an increase of 49% from $28.1 million for the fourth quarter of 2013.

•	Adjusted EBITDA[1] was $13.3 million for the fourth quarter of 2014, an increase of 103% from $6.5 million for the fourth quarter of 2013.

•	Adjusted EBITDA margin[1] for the fourth quarter of 2014 was 32%, up from 23% for the fourth quarter of 2013.

•	GAAP net income was $1.4 million for the fourth quarter of 2014 compared to approximately breakeven results in the fourth quarter of 2013.

•
GAAP net income per diluted share attributable to common stockholders was $0.04 for the fourth quarter of 2014. This compares to a net loss per share attributable to common stockholders of $(0.10) for the fourth quarter of 2013.

•	Non-GAAP earnings per diluted share[1] was $0.25 for the fourth quarter of 2014, an increase of 79% from $0.14 for the fourth quarter of 2013.

Q4 2014 Key Operational Measures:

•	Managed revenue[2] was $216.5 million for the fourth quarter of 2014, an increase of 37% from $158.4 million for the fourth quarter of 2013.

•	Take rate[2] was 19.3% for the fourth quarter of 2014, compared to 17.8% for the fourth quarter of 2013. The year-over-year increase was primarily due to business mix.
Full Year 2014 Financial Results:

•	Revenue was $125.3 million for the full year 2014, an increase of 49% from $83.8 million for the full year 2013.

•	Adjusted EBITDA[1] was $19.1 million for the full year 2014, an increase of 70% from $11.2 million for the full year 2013.

•	Adjusted EBITDA margin[1] for the full year 2014 was 15%, up from 13% for the full year 2013.

•	GAAP net loss was $(18.7) million for the full year 2014 compared to a net loss of $(9.2) million for the full year 2013.

•	GAAP net loss per share attributable to common stockholders was $(0.70) for the full year 2014, compared to a net loss per share of $(1.17) for the full year 2013.

•	Non-GAAP earnings per diluted share[1] was $0.20 for the full year of 2014, an increase of 82% from $0.11 for the full year 2013.
Full Year 2014 Key Operational Measures:

•	Managed revenue[2] was $667.8 million for the full year of 2014, an increase of 38% from $485.1 million for the full year of 2013.

•	Take rate[2] was 18.8% for the full year of 2014, compared to 17.3% for the full year of 2013. The year-over-year increase was primarily due to business mix.

•
Paid impressions[2] were 999 billion for the full year 2014, compared to 1.336 trillion for the full year 2013. The year-over-year decrease was primarily due to quality control initiatives initiated in late 2013, as well as a shift from static to RTB inventory.

•	Average CPM[2] was $0.67 for the full year 2014, compared to $0.36 for the full year 2013.

Balance Sheet:

•	Cash and cash equivalents were $97.2 million as of December 31, 2014.

•	Debt and capital lease obligations were less than $1 million as of December 31, 2014.

Q1 and Full Year 2015 Financial Outlook
Guidance Measure	Q1 2015	Full Year 2015
Revenue	$34 to $35 million	$175 to $178 million
Adjusted EBITDA[1]	($2.5) to ($1.5) million	$19 to $22 million
Non-GAAP (loss) earnings per share [1]	($0.13) to ($0.10)	$0.22 to $0.27

1
Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called “Key Operational and Non-GAAP Financial Measures” and the reconciliations included at the end of this earnings release.

2
Managed revenue, take rate, paid impressions, and average CPM are operational measures. Managed revenue represents advertising spending transacted on our platform and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Take rate represents our share of managed revenue. Paid impressions represent impressions sold to an advertiser and subsequently displayed on a website or mobile application, which is transacted via our platform. Average CPM represents the average price at which paid impressions are sold.

Fourth Quarter and Full Year 2014 Results Conference Call and Webcast:
The Company will host a conference call on February 24, 2015 at 1:30 PM (PT) / 4:30 PM (ET) to discuss its financial and operating results for its fourth quarter and full year 2014. To access the conference call by telephone, interested parties should dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and use conference ID 65859547. A telephonic replay of the conference call will be available for one week. To access the telephonic replay, interested parties should dial (855) 859-2056 (domestic) and (404) 537-3406 (international) and use conference ID 65859547.
A live audio webcast of the conference call will also be available within the "Events and Presentations" section of Rubicon Project’s investor relations website at http://investor.rubiconproject.com. The webcast will be available for replay following the conclusion of the live call.
About Rubicon Project
Rubicon Project (NYSE: RUBI) has engineered the Advertising Automation Cloud, one of the largest real-time cloud and Big Data computing systems. The Company's mission is to automate the buying and selling of advertising by offering innovative products to connect buyers and sellers globally.
www.RubiconProject.com. @RubiconProject. #Automation #Excellence #CultureMatters
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc. All other marks mentioned are the property of their respective owners.

Forward-Looking Statements
This press release and management’s answers to questions during our earnings call may contain forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, our belief that our exceptional people, leading technology innovations, differentiated marketplace positioning, and relentless focus on execution led to an extraordinary year for Rubicon Project in 2014; our belief that our solid execution, innovative culture, and differentiated value proposition drove the 49% year-over-year revenue growth we attained in 2014; our belief that will continue to invest in the people and technology shaping the future of the growing $200 billion advertising market; our guidance and other statements concerning our anticipated performance, including revenue, margin, cash flow, balance sheet, and profit expectations; development of our technology; introduction of new offerings; scope and duration of client relationships; business mix; sales growth; client utilization of our offerings; market conditions and opportunities; financial measures including Adjusting EBITDA, Adjusted EBITDA margin, and non-GAAP earnings (loss) per share; operational measures including managed revenue, paid impressions, average CPM, and take rate; and factors that could affect these and other aspects of our business. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow rapidly and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new solutions and bring them to market in a timely manner; uncertainty of our estimates and expectations associated with new offerings, including private marketplace, mobile, bidding, and solutions; our ability to maintain a supply of advertising inventory from sellers; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; the effects of increased competition in our market and our ability to compete effectively and to maintain our pricing and take rate; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to consummate future acquisitions of or investments in complementary companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy; and our ability to develop and maintain our corporate infrastructure, including our finance and information technology systems and controls. We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the heading “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission. Additional information will also be set forth in other filings we make from time to time with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we generally give guidance only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed with the Securities and Exchange Commission completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Key Operational and Non-GAAP Financial Measures
Rubicon Project’s management evaluates and makes operating decisions using various operational and financial measures.
Operational Measures
Managed revenue is an operational measure that represents the advertising spending transacted on our platform, and would represent our revenue if we were to record our revenue on a gross basis instead of a net basis. Managed revenue does not represent revenue reported in accordance with generally accepted accounting principles in the United States (“GAAP”). We review managed revenue for internal management purposes to assess market share and scale. Many companies in our industry record revenue on a gross basis, so tracking our managed revenue allows us to compare our results to the results of those companies. Our managed revenue is influenced by the volume and characteristics of paid impressions and average CPM.
Take rate is an operational measure that represents our share of managed revenue. We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period, the scale of a buyer’s or seller’s activity on our platform, product mix, the implementation of new products, platforms and solution features, auction dynamics, and the overall development of the digital advertising ecosystem.
Paid impressions is an operational measure. We define a paid impression as an impression sold to an advertiser and subsequently displayed on a website or mobile application, which is transacted via our platform through either direct, or indirect relationships between us and buyers and sellers or between buyers and sellers directly. We use paid impressions as one measure to assess the performance of our platform, including the effectiveness and efficiency at which buyers and sellers are trading via our platform and using our solution, and to assist us in tracking our revenue-generating performance and operational efficiencies. The number of paid impressions may fluctuate based on various factors, including the number and spend of buyers using our solution, the number of sellers, their allocation of advertising inventory using our solution, our traffic quality control initiatives, and the seasonality in our business. Because of the volatility of this metric, we believe that paid impressions are useful to review on an annual basis.
Pricing is generally expressed as average cost per thousand impressions, or average CPM. Average CPM is an operational measure that represents the average price at which paid impressions are sold. We review average CPM for internal management purposes to assess buyer spend, liquidity in the marketplace, inventory quality, and integrity of our algorithms. Average CPM may be influenced by our inventory placements and demand for such inventory facilitated by our relationships with both buyers and sellers, as well as by a variety of other factors, including the precision of matching an advertisement to an audience, changes in our algorithms, seasonality, quality of inventory provided by sellers, penetration of various channels and advertising units, and changes in buyer spend levels. We expect average CPM to increase with the continued adoption of our solution by premium buyers and sellers, resulting in a higher quantity of premium advertising inventory available to advertisers. Because of the volatility of this metric, we believe that average CPM is useful to review on an annual basis. We compute average CPM by dividing managed revenue by total paid impressions and multiplying by 1,000.
Financial Measures
This press release includes information relating to Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP earnings (loss) per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Management believes that these non-GAAP financial measures provide useful information about our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP earnings (loss) per share eliminate the impact of items that we do not consider indicative of our core operating performance and operating performance on a per share basis. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP measures to their most comparable GAAP financial measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of net loss to Adjusted EBITDA” and “Calculation of net loss attributable to common stockholders to non-GAAP earnings (loss) per share” included as part of this press release.

We define Adjusted EBITDA as net loss adjusted for stock-based compensation expense, depreciation and amortization, interest income or expense, change in fair value of pre-IPO convertible preferred stock warrant liabilities, and other income or expense, which mainly consists of foreign exchange gains and losses, certain other non-recurring income, or expenses such as acquisition and related costs, and provision for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest income or expense, change in fair value of preferred stock warrant liabilities, foreign exchange gains and losses, certain other non-recurring income or expense such as acquisition and related costs, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired; our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our financial performance;

•	Adjusted EBITDA may sometimes be considered by the compensation committee of our board of directors in connection with the determination of compensation for our executive officers; and

•
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future; Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, capital expenditures or contractual commitments, and therefore may not reflect periodic increases in capital expenditures;

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense; and

•	other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Adjusted EBITDA margin is a financial measure and is calculated as Adjusted EBITDA divided by revenue.
Because of these limitations, we also consider other financial measures, including net loss.
Non-GAAP earnings (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net loss attributable to common stockholders excluding the change in fair value of pre-IPO convertible preferred stock warrant liabilities, cumulative preferred stock dividends, stock-based compensation, acquisition and related items expense, including amortization of acquired intangible assets, and foreign currency gains and losses. The non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share assume the net exercise of a preferred stock warrant and the conversion of each share of convertible preferred stock to one half share of common stock in connection with our initial public offering as if they had occurred at the beginning of each respective period presented, whereas, weighted-average shares outstanding used to calculate GAAP earnings (loss) per share reflect the net exercise and conversion as of April 7, the date our IPO closed. In periods in which non-GAAP net income (loss) is profitable, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share include the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. The weighted-average shares used to compute net loss per share, non-GAAP weighted-average shares outstanding used to compute non-GAAP earnings (loss) per share, and non-GAAP weighted-average shares outstanding used in our guidance for the full year non-GAAP earnings (loss) per share include the 6.4 million shares issued in our initial public offering from the date our IPO c losed. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis by taking into consideration all preferred stock ownership on an as-converted basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Because of these limitations, we also consider the comparable GAAP financial measure of net loss attributable to common stockholders.
Investor Relations Contact
Erik Randerson, CFA
Rubicon Project
(424) 320-2133
eranderson@rubiconproject.com
Media Contact
Dallas Lawrence
Rubicon Project
(424) 230-7947
Press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$97,196	$29,956
Accounts receivable, net	133,267	94,722
Prepaid expenses and other current assets	7,514	4,141
TOTAL CURRENT ASSETS	237,977	128,819
Property and equipment, net	15,196	8,712
Internal use software development costs, net	11,501	7,204
Goodwill	16,290	1,491
Intangible assets, net	14,090	510
Other assets, non-current	1,427	3,151
TOTAL ASSETS	$296,481	$149,887
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$151,021	$120,198
Debt and capital lease obligations, current portion	105	288
Other current liabilities	3,276	2,901
TOTAL CURRENT LIABILITIES	154,402	123,387
Debt and capital leases, net of current portion	—	3,893
Convertible preferred stock warrant liabilities	—	5,451
Other liabilities, non-current	1,879	996
Contingent consideration liability	11,448	—
TOTAL LIABILITIES	167,729	133,727
Convertible preferred stock	—	52,571
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	209,472	25,532
Accumulated other comprehensive income	(8)	96
Accumulated deficit	(80,712)	(62,039)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	128,752	(36,411)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$296,481	$149,887

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue	$41,832	$28,132	$125,295	$83,830
Expenses:
Cost of revenue[1]	6,298	4,146	20,754	15,358
Sales and marketing[1]	12,340	7,044	43,203	25,811
Technology and development[1]	7,677	4,543	22,718	18,615
General and administrative[1]	15,268	9,963	57,398	27,926
Total expenses	41,583	25,696	144,073	87,710
Income (loss) from operations	249	2,436	(18,778)	(3,880)
Other (income) expense:
Interest expense, net	16	44	110	273
Change in fair value of preferred stock warrant liabilities	—	2,054	732	4,121
Foreign exchange (gain) loss, net	(1,223)	315	(1,119)	728
Total other (income) expense, net	(1,207)	2,413	(277)	5,122
Income (loss) before income taxes	1,456	23	(18,501)	(9,002)
Provision for income taxes	27	60	172	247
Net income (loss)	1,429	(37)	(18,673)	(9,249)
Cumulative preferred stock dividends	—	(1,070)	(1,116)	(4,244)
Net income (loss) attributable to common stockholders	$1,429	$(1,107)	$(19,789)	$(13,493)
Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.10)	$(0.70)	$(1.17)
Diluted	$0.04	$(0.10)	$(0.70)	$(1.17)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	34,411	11,652	28,217	11,488
Diluted	37,420	11,652	28,217	11,488

1	Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cost of revenue	$39	$23	$166	$87
Selling and marketing	1,147	300	3,217	1,105
Technology and development	971	462	2,228	1,645
General and administrative	4,962	1,000	18,235	3,515
Total stock-based compensation	$7,119	$1,785	$23,846	$6,352

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2014	December 31, 2013
OPERATING ACTIVITIES:
Net loss	$(18,673)	$(9,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,517	8,438
Stock-based compensation	23,846	6,352
Loss (gain) on disposal of property and equipment, net	202	(7)
Change in fair value of preferred stock warrant liabilities	732	4,121
Contingent consideration accretion	66	—
Deferred income taxes	(145)	—
Unrealized foreign currency (gain) loss	(763)	68
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(38,023)	(27,102)
Prepaid expenses and other assets	(2,152)	(1,966)
Accounts payable and accrued expenses	29,861	39,168
Other liabilities	(823)	1,269
Net cash provided by operating activities	6,645	21,092
INVESTING ACTIVITIES:
Purchases of property and equipment	(10,706)	(6,785)
Capitalized internal use software development costs	(8,779)	(3,926)
Acquisitions, net of cash acquired	(3,983)	—
Change in restricted cash	345	(1,151)
Net cash used in investing activities	(23,123)	(11,862)
FINANCING ACTIVITIES:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	89,733	—
Payments of initial public offering costs	(3,037)	(496)
Proceeds from exercise of stock options	3,498	866
Taxes paid related to net share settlement	(2,324)	—
Repayment of debt and capital lease obligations	(4,076)	(1,166)
Net cash provided by (used in) financing activities	83,794	(796)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(76)	(94)
INCREASE IN CASH AND CASH EQUIVALENTS	67,240	8,340
CASH--Beginning of period	29,956	21,616
CASH AND CASH EQUIVALENTS--End of period	$97,196	$29,956
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$403	$307
Cash paid for interest	$122	$241
Capitalized assets financed by accounts payable and accrued expenses	$1,872	$194
Assets acquired under capital leases	$—	$—
Leasehold improvements paid by landlord	$803	$—
Capitalized stock-based compensation	$624	$181
Conversion of preferred stock to common stock	$52,571	$—
Reclassification of preferred stock warrant liabilities to additional-paid-in-capital	$6,183	$—
Reclassification of deferred offering costs to additional-paid-in-capital	$3,533	$—
Deferred offering costs included in accounts payable and accrued expenses	$—	$865
Common stock and stock options issued for business acquisitions	$13,342	$—

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Financial Measure:
Net income (loss)	$1,429	$(37)	$(18,673)	$(9,249)
Add back (deduct):
Depreciation and amortization expense	4,394	2,305	12,517	8,438
Stock-based compensation expense	7,119	1,785	23,846	6,352
Acquisition and related items	1,513	—	1,513	313
Interest expense, net	16	44	110	273
Change in fair value of preferred stock warrant liabilities	—	2,054	732	4,121
Foreign currency (gain) loss, net	(1,223)	315	(1,119)	728
Provision (benefit) for income taxes	27	60	172	247
Adjusted EBITDA	$13,275	$6,526	$19,098	$11,223

THE RUBICON PROJECT, INC.
CALCULATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP EARNINGS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Calculation of non-GAAP earnings (loss) per share:
Net income (loss) attributable to common stockholders	$1,429	$(1,107)	$(19,789)	$(13,493)
Add back (deduct):
Change in fair value of preferred stock warrant liabilities	—	2,054	732	4,121
Cumulative preferred stock dividends	—	1,070	1,116	4,244
Stock-based compensation	7,119	1,785	23,846	6,352
Acquisition and related items, including amortization of acquired intangibles	2,094	159	2,423	1,216
Foreign currency (gain) loss, net	(1,223)	315	(1,119)	728
Non-GAAP net income	$9,419	$4,276	$7,209	$3,168
Non-GAAP earnings per diluted share	$0.25	$0.14	$0.20	$0.11
Non-GAAP weighted-average shares outstanding	37,420	29,523	35,470	28,277

The following table shows the basis for the per share computations presented in this report:

Method	Shares	Period	Use
Outstanding as of 12/31/2014	37.2	FY 2014	Total shares outstanding
GAAP weighted-average shares, basic	34.4	Q4 2014	Determine basic EPS during profitable period
GAAP weighted-average shares, diluted	37.4	Q4 2014	Determine diluted EPS during profitable period
GAAP weighted-average shares, basic and diluted	11.7	Q4 2013	Determine EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	28.2	FY 2014	Determine EPS during unprofitable period
GAAP weighted-average shares, basic and diluted	11.5	FY 2013	Determine EPS during unprofitable period
Non-GAAP weighted-average shares, diluted	37.4	Q4 2014	Determine Non-GAAP EPS during profitable period based on Non-GAAP earnings
Non-GAAP weighted-average shares, diluted	29.5	Q4 2013	Determine Non-GAAP EPS during profitable period based on Non-GAAP earnings
Non-GAAP weighted-average shares, diluted	35.5	FY 2014	Determine Non-GAAP EPS during profitable period based on Non-GAAP earnings
Non-GAAP weighted-average shares, diluted	28.3	FY 2013	Determine Non-GAAP EPS during profitable period based on Non-GAAP earnings